UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 4, 2016

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

1-32414

(Commission File Number)

Texas	72-1121985
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

(Address of Principal Executive Offices)

713.626.8525

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 4, 2016, W&T Offshore, Inc. (the “Company”) held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”) in Houston, Texas. The proposals voted upon at the Annual Meeting and the final voting results are indicated below. For additional information on these proposals, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 24, 2016.

Proposal 1: To elect five directors to hold office until the 2017 Annual Meeting. All nominees were elected by the votes indicated.

Nominee	Voted For	Votes Withheld	Abstentions	Broker Non-Votes
Ms. Virginia Boulet	46,649,465	6,099,850	115,732	17,438,048
Mr. Stuart B. Katz	46,514,331	6,223,557	127,159	17,438,048
Mr. Tracy W. Krohn	50,552,109	2,195,680	117,258	17,438,048
Mr. S. James Nelson, Jr.	52,433,872	250,684	180,491	17,438,048
Mr. B. Frank Stanley	46,526,742	6,160,160	178,145	17,438,048

Proposal 2: To approve an amendment to the Company’s Amended and Restated Incentive Plan, as amended, to increase the number of authorized shares of common stock and extend the term of the Amended and Restated Incentive Compensation Plan. The proposal was approved by the votes indicated.

Voted For	Voted Against	Abstentions	Broker Non-Votes
51,752,258	948,729	164,060	17,438,048

Proposal 3: To approve an amendment to, and all material terms of, the Company’s Amended and Restated Incentive Plan, as amended, for purposes of Section 162(m) of the Internal Revenue Code. The proposal was approved by the votes indicated.

Voted For	Voted Against	Abstentions	Broker Non-Votes
52,400,486	296,496	168,065	17,438,048

Proposal 4: To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the year ended December 31, 2016. The proposal was approved by the votes indicated.

Voted For	Voted Against	Abstentions	Broker Non-Votes
69,061,099	476,841	765,155	—

Proposal 5: To approve an amendment to the Company’s Amended and Restated Articles of Incorporation, as amended, to effect, at the discretion of the Board of Directors, (a) a reverse stock split with respect to the Company’s issued and outstanding shares of common stock, par value $0.00001 per share, of a ratio within a range of one share of common stock for every two (2) to fifteen (15) shares of common stock (or any number in between) currently outstanding; and (b) reduce the number of authorized shares of common stock by a corresponding proportion. The proposal was approved by the votes indicated.

Voted For	Voted Against	Abstentions	Broker Non-Votes
66,733,499	2,850,638	718,958	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Dated: May 5, 2016	By:	/s/ John D. Gibbons
John D. Gibbons
Senior Vice President and Chief Financial Officer